BAXALTA INCORPORATED,
as Issuer,
SHIRE LIMITED,
as Guarantor
TAKEDA PHARMACEUTICAL COMPANY LIMITED
as Guarantor,

and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
FOURTH SUPPLEMENTAL INDENTURE
DATED as of July 2, 2019

TO THE INDENTURE
DATED as of June 23, 2015

3.600% SENIOR NOTES DUE 2022
4.000% SENIOR NOTES DUE 2025
5.250% SENIOR NOTES DUE 2045

1

Fourth Supplemental Indenture (this “Fourth Supplemental Indenture”), dated as of July 2, 2019, among Takeda Pharmaceutical Company Limited, a Japanese joint stock corporation (“Takeda”), Shire Limited, a Jersey private company (“Shire”, formerly Shire plc), Baxalta Incorporated, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of June 23, 2015 (the “Base Indenture”), amended, supplemented and modified by a supplemental indenture thereto, dated as of June 23, 2015 (the “First Supplemental Indenture”), providing for the establishment of six series of securities known as the: (i) Floating Rate Senior Notes due 2018 (the “Floating Rate Notes”), (ii) 2.000% Senior Notes due 2018 (the “2018 Notes”), (iii) 2.875% Senior Notes due 2020 (the “2020 Notes”), (iv) 3.600% Senior Notes due 2022 (the “2022 Notes”), (v) 4.000% Senior Notes due 2025 (the “2025 Notes”) and (vi) 5.250% Senior Notes due 2045 (the “2045 Notes,” collectively with the 2018 Notes, the 2020 Notes, the 2022 Notes and the 2025 Notes, the “Fixed Rate Notes,” and the Fixed Rate Notes together with the Floating Rate Notes, the “Securities”, provided that, as used to describe the obligations of any party to this Fourth Supplemental Indenture, such term shall not include the Floating Rate Notes and the 2018 Notes, which matured in accordance with their respective terms on June 22, 2018), the form, substance, terms, provisions and conditions of which were set forth in the Base Indenture and the First Supplemental Indenture (the Base Indenture, as amended, supplemented and modified by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture referred to herein or otherwise from time to time, shall be referred to herein as the “Indenture”);
WHEREAS, on June 3, 2016, BearTracks, Inc., a wholly owned subsidiary of Shire, merged with and into the Company, with the Company being the continuing Person under Section 12.02 of the Indenture, and the Company became a wholly owned subsidiary of Shire, and on June 3, 2016 the Company and Shire executed and delivered to the Trustee the supplemental indenture, dated as of such date (the “Second Supplemental Indenture”), pursuant to which Shire fully and unconditionally guaranteed all of the Company’s obligations under the Securities and the Indenture on the terms and conditions set forth therein;
WHEREAS, on January 8, 2019, Takeda acquired all of the issued and to-be-issued shares of Shire pursuant to a Scheme of Arrangement (the “Scheme”) under the laws of Jersey, and Takeda, Shire and the Company subsequently executed and delivered to the Trustee the supplemental indenture, dated as of February 4, 2019 (the “Third Supplemental Indenture”), pursuant to which Takeda fully and unconditionally guaranteed all of the Company’s obligations under the Securities and the Indenture on the terms and conditions set forth therein;
WHEREAS, Baxalta issued a consent solicitation statement, dated as of June 25, 2019 (the “Consent Solicitation Statement”), pursuant to which Baxalta solicited the consents of the registered holders (collectively, the “Holders”) of each series of Notes Outstanding to the proposed amendment to the Indenture to release Shire from all of its obligations under the Indenture, consisting substantially of the Shire Parent Guarantee (the “Proposed Amendment”);
WHEREAS, as of July 1, 2019, consents were received from the Holders holding a majority in aggregate principal amount of each series of Notes Outstanding approving the Proposed Amendment, and Takeda, Shire and the Company have agreed to execute and deliver to the Trustee this Fourth Supplemental Indenture pursuant to which the Proposed Amendment shall become effective;
WHEREAS, pursuant to Section 11.02 of the Indenture and Section 9 of the Second Supplemental Indenture, the parties hereto are authorized to execute and deliver this Fourth Supplemental Indenture and all conditions and requirements necessary to make this Fourth Supplemental Indenture a valid and binding agreement of Takeda, Shire and the Company have been duly performed and complied with; and
WHEREAS, the Company has furnished the Trustee with an Officers’ Certificate and an Opinion of Counsel, provided for under Sections 1.02 and 11.05 of the Indenture, stating that the execution of this Fourth Supplemental Indenture is authorized or permitted by the Indenture, that this Fourth Supplemental Indenture constitutes the valid and legally binding obligation of Takeda, Shire and the Company, subject to certain customary exceptions stated therein, and that all conditions precedent to the execution and delivery of this Fourth Supplemental Indenture have been complied with; and the Company has delivered to the Trustee a Board Resolution authorizing the execution and delivery of this Fourth Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree for the benefit of each other and for the equal and ratable benefit of the Holders of the 2022 Notes, 2025 Notes and 2045 Notes (“Released Securities”) as follows:
Section 1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
Section 2.    Termination of Shire Parent Guarantee; Release of Shire’s Guarantee.
(a)    The Shire Parent Guarantee referred to in the Second Supplemental Indenture is hereby terminated and shall have no further effect with respect to the Released Securities.
(b)    Shire is hereby released from all other obligations applicable to it under the Indenture in respect of the Released Securities, including under the terms of the Released Securities.
For the avoidance of doubt, the obligations of Shire in respect of the 2020 Notes shall remain in place in accordance with the terms of the Second Supplemental Indenture until terminated in accordance therewith.

Section 3.    Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS.
Section 4.    Separability. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, (i) the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law and (ii) the Company, Takeda and the Trustee shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 5.    Headings. The section headings of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Fourth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 6.    Trustee Not Responsible for Recitals. The Trustee makes no representations and shall not be responsible in any manner whatsoever for, or in respect of, the validity or sufficiency of this Fourth Supplemental Indenture or for, or in respect of, the recitals contained herein, all of which recitals are made solely by the Company, Takeda and Shire, and the Trustee assumes no responsibility for the same. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Fourth Supplemental Indenture. The Trustee assumes no duties, responsibilities or liabilities by reason of this Fourth Supplemental Indenture other than as set forth in the Indenture.
Section 7.    Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 8.    Ratification of Indenture. The Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
Section 9.    Definitions. All terms used but not defined herein shall have the meanings ascribed to them in the Indenture.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

BAXALTA INCORPORATED

By:	/s/ Amitabh Singh
	Name:	Amitabh Singh
	Title:	Treasurer

SHIRE LIMITED

By:	/s/ Amitabh Singh
	Name:	Amitabh Singh
	Title:	Director
TAKEDA PHARMACEUTICAL COMPANY LIMITED

By:	/s/ Costa Saroukos
	Name:	Costa Saroukos
	Title:	Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture to 2015 Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

[Signature Page to Fourth Supplemental Indenture to 2015 Indenture]